EXHIBIT 99.B

Lock-Up Agreement

February 5, 2015

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

United States of America

Ladies and Gentlemen:

The undersigned understands that Credit Suisse Securities (USA) LLC (“Credit Suisse”) proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with Daqo New Energy Corp., an exempted company incorporated in the Cayman Islands (the “Company”), providing for the underwritten purchase and sale (the “Offering”) of 1,540,000 American depositary shares (“ADSs”), each representing 25 ordinary shares, par value US$0.0001 per share, of the Company (“Ordinary Shares”). The underwritten ADSs and the underlying Ordinary Shares are hereinafter referred to as the “Offered Securities”.

As an inducement to Credit Suisse to enter into the Underwriting Agreement, the undersigned hereby agrees that, beginning on the date of this letter (the “Letter Agreement”) and continuing for 90 days after the date of the prospectus used to sell the Offered Securities (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, make any short sale, establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act or otherwise dispose of any ADSs or Ordinary Shares, or any securities of the Company that are substantially similar to the ADSs or Ordinary Shares, or any options or warrants to purchase any ADSs or Ordinary Shares, or any securities convertible into, exchangeable for or that represent the right to receive ADSs or Ordinary Shares, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), without, in each case, the prior written consent of Credit Suisse. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which could reasonably be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Shares. In addition, the undersigned agrees that, without the prior written consent of Credit Suisse, he, she or it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Offered Securities or any security convertible into or exercisable or exchangeable for the Offered Securities. The foregoing restrictions shall not apply to (or otherwise limit or restrict) (1) the exercise of options to purchase ADSs or Ordinary Shares, including options issued pursuant to the Company’s equity compensation plans described in its 2013 Annual Report on Form 20-F for the year ended December 31, 2013, provided that such ADSs or Ordinary Shares shall remain subject to the terms of this Letter Agreement; (2) the receipt from the Company of ADSs or Ordinary Shares in connection with the vesting of restricted stock units or the disposition of ADSs or Ordinary Shares to the Company or third parties in connection with the payment of taxes due in connection with any such vesting; (3) the transfer of ADSs or Ordinary Shares to the Company upon the exercise of options to cover tax withholding obligations in connection with such exercise; (4) any ADSs or Ordinary Shares beneficially owned or acquired hereafter by Granite Global Ventures III L.P., GGV III Entrepreneurs Fund L.P. or Venture Star Investment (HK) Limited, provided that any such ADSs or Ordinary Shares acquired hereafter were not acquired from the undersigned; or (5) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Ordinary Shares; provided that (i) such plan does not provide for the transfer of ADSs or Ordinary Shares during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ADSs or Ordinary Shares may be made under such plan during the Lock-Up Period.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to partners or immediate family members of the undersigned provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) in distributions to limited partners or stockholders of the undersigned, provided that such distributee or distributees agree to be bound in writing by the restrictions set forth herein or (v) with the prior written consent of Credit Suisse; provided, however, that no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Initial Purchaser waives, in writing, such extension.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of the Undersigned’s Shares if such transfer would constitute a violation or breach of this Letter Agreement.

This Letter Agreement shall be binding on the undersigned and the successors, heirs and assigns of the undersigned, and shall expire upon the expiration of the Lock-Up Period.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

Very truly yours,

/s/ Guangfu Xu	/s/ Xiang Xu
Guangfu Xu	Xiang Xu

/s/ Dafeng Shi	/s/ Fumin Zhuo
Dafeng Shi	Fumin Zhuo

/s/ Gongda Yao	/s/ Rongling Chen
Gongda Yao	Rongling Chen

/s/ Minsong Liang	/s/ Shuming Zhao
Minsong Liang	Shuming Zhao

/s/ Arthur Wong	/s/ Tracy Tianqun Zhou
Arthur Wong	Tracy Tianqun Zhou

/s/ Guoping Zhu	/s/ Bing Sun
Guoping Zhu	Bing Sun

/s/ Qiangmin Zhou	/s/ Guangfu Xu
Qiangmin Zhou	Gold Intellect Limited
By: Guangfu Xu
Title: Director

/s/ Xiang Xu	/s/ Dafeng Shi
Plenty China Limited	Lucky Prosper Investments Limited
By: Xiang Xu	By: Dafeng Shi
Title: Director	Title: Director